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NETWORK RESALE SERVICES AGREEMENT

By and Between

ALLIANCE GROUP SERVICES, INC.

And

CIERA NETWORK SYSTEMS INC.

Dated March 6, 2001

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

NETWORK RESALE SERVICES AGREEMENT
BY AND BETWEEN
ALLIANCE GROUP SERVICES, INC.
AND
CIERA NETWORK SYSTEMS INC.

This Network Resale Services Agreement ("Agreement") dated the 6th day of March, 2001 (the "Effective Date") by and between Alliance Group Services, Inc., a Delaware corporation ("AGSi") and Ciera Network Systems Inc., a Texas corporation and wholly-owned subsidiary of CCC GlobalCom Corp. ("Customer"). AGSi and Customer may hereinafter collectively be referred to as the "Parties", and individually as a "Party".

RECITALS

WHEREAS, AGSi is in the business of providing network, billing and financial services to reseller telecommunication carriers (the "Service");

WHEREAS, Customer is in the business of purchasing network telecommunication services and reselling the same to commercial and residential customers;

WHEREAS, AGSi has provided Service to EqualNet Corporation, a Delaware corporation ("EqualNet") as successor in interest to U.S. Republic Communications, a Texas corporation ("U.S. Republic") under a certain Switchless Resale Operator Agreement between EqualNet and U.S. Republic effective November 1, 1998 (the "EqualNet Agreement");

WHEREAS, EqualNet filed bankruptcy and in such context selected assets of EqualNet have been acquired by Customer; and

WHEREAS, AGSi and Customer agree that it is in their mutual interest that Customer keep the former EqualNet customer base on the Alliance network and purchase Services from AGSi as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1: GENERAL TERMS AND CONDITIONS

Section 1.1—Governing Law

This Agreement shall be deemed to be a contract made in the State of Connecticut, and the construction, interpretation, and performance of this Agreement shall be governed by the laws of such State without reference to principles of conflicts of law.

Section 1.2—Confidential Information

        1.2.1    The term "Confidential/Proprietary information" shall mean all material, information, data and other communications disclosed during the performance of this Agreement by either Party and/or one or more of its parent, subsidiary or affiliated corporations (the "Originating Party") to the other Party and/or one or more of its parent, subsidiary or affiliated corporations (the "Receiving Party") and, if in writing, marked as "Confidential" or "Proprietary", or, if disclosed orally, designated as confidential at the time of disclosure, and reduced to writing within five (5) days of disclosure and marked as "Confidential" or "Proprietary". This Agreement and any attachments shall be considered Confidential/Proprietary Information of both Parties.

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        1.2.2    All Confidential Information of either Party:

  (i)
  shall not be copied, used, distributed, disclosed, disseminated or communicated in any way or form by the Receiving Party, whether or not for its own benefit, (a) to anyone outside of the Receiving Party, or (b) to anyone within the Receiving Party, including its employees and agents, except on a "need-to-know" basis;

  (ii)
  shall be held by the Receiving Party in strict confidence, and shall be treated by the Receiving Party with the same degree of care to avoid disclosure to any third party as is used with respect to the Receiving Party's own information of like importance; and

  (iii)
  shall be returned to the Originating Party (including, without limitation, all materials, documents, drawings, models, apparatus, sketches, designs, specifications and lists, encompassing or evidencing same or related thereto, and all copies/formats thereof), within thirty (30) days after receipt by the Receiving Party of a written request from the Originating Party setting forth the Confidential Information to be returned, or destroyed within thirty (30) days of such request. Notwithstanding the foregoing, the rights and obligations of each Party with respect to the disclosure of Confidential Information shall survive the return or destruction of Confidential Information pursuant to this Section.

        1.2.3    The obligations set forth herein shall not apply, or shall terminate, with respect to any particular portion of Confidential Information of the Originating Party which:

  (i)
  was in the Receiving Party's possession, free of any obligation of confidence, prior to receipt from the Originating Party.

  (ii)
  was already in the public domain at the time the Originating Party communicates it to the Receiving Party, or becomes available to the public through no breach of this Agreement by the Receiving Party;

  (iii)
  is received independently from a third party free to disclose such information to the Receiving Party;

  (iv)
  is developed by the Receiving Party, independently of and without reference to any Confidential Information of the Originating Party or any other information that the Originating Party has disclosed in confidence to any third party;

  (v)
  is disclosed by the Receiving Party to a third party, with the express prior written permission of the Originating Party;

  (vi)
  is disclosed by the Receiving Party in order to satisfy any legal requirement of any competent government body; provided, however, the Receiving Party shall advise the Originating Party of such legal requirement prior to making the required disclosure and that the Receiving Party shall use its reasonable efforts to obtain protective arrangements for the requested Confidential Information.

        1.2.4    Nothing contained herein shall be construed as granting to or conferring upon the Receiving Party, expressly or implied, any rights, by license or otherwise, to the Confidential Information of the Originating Party or any other material, information or data, or any invention, discovery, improvement or product of the Originating Party conceived, made or acquired prior to, on or after the date of this Agreement.

        1.2.5    Each of AGSi and Customer acknowledges and agrees that the wrongful disclosure of Confidential Information by a Receiving Party will cause the Originating Party irreparable damage for which the payment of money would be an inadequate remedy; and therefore the provisions of this Agreement regarding Confidential Information are hereby deemed entitled per se to specific enforcement, and the Disclosing Party shall be entitled to an injunction restraining any violation of this

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Agreement by the Receiving Party (without any bond or other security being required), or to any other appropriate decree of specific performance. Such remedy shall not be exclusive and shall be in addition to any other remedy in equity or at law to which the Disclosing Party may be entitled.

Section 1.3—Service, Term, Termination

        1.3.1    The Term shall commence on the date Customer's acquisition of EqualNet is approved by the bankruptcy court ("Service Date"), and shall continue for an initial term of one (1) year ("Initial Term"). Either party must provide the other party with at least ninety (90) days written notice prior to expiration of the Initial Term, of said party's intent to discontinue this Agreement upon expiration of the Initial Term. Otherwise this Agreement shall continue until (i) either party terminates the Agreement as provided elsewhere herein, or (ii) either party terminates the agreement upon ninety (90) days written notification.

        1.3.2    Except as otherwise provided for herein, either Party may terminate this Agreement in the event that the other Party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after the receipt of written notice of such breach from the non-breaching Party.

        1.3.3    AGSi may terminate this Agreement in accordance with Section 2.10.7 below.

        1.3.4    At termination, Customer shall return to AGSi all computer programs, software, drawings, diagrams, specifications and all other materials ("information") provided by AGSi for use with the Service.

        1.3.5    Notwithstanding the foregoing, AGSi may, terminate this Agreement as follows:

        1.3.5.1    For Customer's lack of use: if there is no usage of service for ninety (90) days, the Agreement may be terminated immediately upon written notice to Customer.

        1.3.5.2    For any knowing violation of a material law or of any of the provisions governing the furnishing of Service under this Agreement: Customer shall be subject to cancellation of Service, without notice, for any violation of any law rule, regulation or policy of any government authority having jurisdiction over Service, or by reason of any order or decision of a court or other government authority having jurisdiction which prohibits AGSi from furnishing such Service.

        1.3.5.3    For AGSi to comply with any order or request of any governmental authority having jurisdiction: Customer shall be subject to cancellation of service, without notice, in accordance with AGSi's compliance with any order or request of any governmental authority having jurisdiction.

Section 1.4—Indemnification

        1.4.1    To the extent not prohibited by law Customer shall indemnify and hold AGSi harmless from and against any loss, cost, claim, liability, damage or expense (including reasonable attorneys' fees) resulting from the claim of any third party that relates to or arises out of Customer's use of AGSi's service, and shall defend any action or suit brought against AGSi by any such third party for any such damages or expenses.

        1.4.2    To the extent not prohibited by law Customer shall indemnify and hold AGSi harmless from and against any loss, cost, claim, liability, damage or expense (including reasonable attorneys' fees) resulting from (i) the claim for libel, slander, infringement of any third party rights, including but not limited to copyright or unauthorized use of any trademark, trade name or service mark arising out of the material, data, information, or other content transmitted over AGSi provided facilities or equipment, and (ii) claims for patent infringement arising from combining or connecting AGSi provided facilities or equipment with facilities, equipment, apparatus or systems of Customer.

        1.4.3    AGSi shall notify the Customer promptly in writing of any written actions, suits, claims, or demands for which AGSi claims that Customer is responsible under this Section 1.4. AGSi shall

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cooperate in every reasonable manner with the defense or settlement of such actions, suits, claims, or demands. Customer shall not be liable under this Section 1.4 for settlement by AGSi of any action, suit, claim, or demand, unless the defense of the action, suit, claim, or demand has been tendered to Customer in writing and Customer has failed promptly to undertake the defense.

Section 1.5—Disclaimer of Warranties

AGSi MAKES NO WARRANTY WITH RESPECT TO ITS SERVICE PROVIDED UNDER THIS AGREEMENT AND DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 1.6—Limitation of Liability

        1.6.1    IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY AGSi, AGSi'S LIABILITY TO CUSTOMER FOR DAMAGES OF ANY NATURE ARISING FROM ERRORS, MISTAKES, OMISSION, INTERRUPTIONS, OR DELAYS OF AGSi, ITS AGENTS, SERVANTS, OR EMPLOYEES, IN THE COURSE OF ESTABLISHING, FURNISHING, REARRANGING, MOVING, TERMINATING, OR CHANGING THE SERVICE OR FACILITIES OR EQUIPMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CHARGES APPLICABLE UNDER THIS AGREEMENT (CALCULATED ON A PROPORTIONATE BASIS WHERE APPROPRIATE) TO THE PERIOD DURING WHICH SUCH ERROR, MISTAKE, OMISSION, INTERRUPTION OR DELAY OCCURS OR A MAXIMUM OF $50,000, WHICHEVER IS LESS. THE MEASURE OF DAMAGES FOR SUCH LIABILITY SHALL NOT INCLUDE AMOUNTS FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING LOST REVENUE OR LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, WHETHER SUCH DAMAGES ARISE OUT OF BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY AND WHETHER SUCH DAMAGES WERE FORESEEABLE OR NOT AT THE TIME THIS AGREEMENT WAS EXECUTED.

        1.6.2    WHEN THE SERVICES OR FACILITIES OF OTHER COMMON CARRIERS ARE USED SEPARATELY OR IN CONJUNCTION WITH AGSi PROVIDED FACILITIES OR EQUIPMENT IN ESTABLISHING CONNECTION TO POINTS NOT REACHED BY AGSi PROVIDED FACILITIES OR EQUIPMENT AGSi SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OF SUCH OTHER COMMON CARRIERS OR THEIR AGENTS, SERVANTS OR EMPLOYEES. AGSi SHALL NOT BE LIABLE FOR INTERRUPTIONS, DELAYS, ERRORS, OR DEFECTS IN TRANSMISSION, OR FOR ANY INJURY WHATSOEVER, CAUSED BY CUSTOMER, OR CUSTOMER'S AGENTS, END USERS, OR CUSTOMERS, OR BY FACILITIES OR EQUIPMENT PROVIDED BY CUSTOMER OR OTHER COMMUNICATIONS CARRIERS.

Section 1.7—Limitations Period

No claim by Customer for damages with respect to this Agreement may be made more than two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to have occurred.

Section 1.8—Responsibilities of Each Party

Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation, and discharge of all employees assisting in the performance of such obligations. Each Party shall be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes, and all

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other regulations governing such matters. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for its own acts and those of its own employees, agents, and contractors during the performance of that Party's obligations hereunder.

Section 1.9—Force Majeure

Neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by a force majeure condition, including fires, strikes, embargoes, explosions, power blackouts, earthquakes, volcanic action, floods, wars, water, the elements, labor disputes, civil disturbances, government requirements, acts of civil or military authorities, acts of God, acts of a public enemy, acts or omissions of transportation common carriers, inability to secure raw materials, inability to secure product of manufacturers or outside vendors, inability to obtain transportation facilities, or other causes beyond its reasonable control whether or not similar to the foregoing conditions. If any force majeure condition occurs, the Party whose performance fails or is delayed because of such force majeure condition shall give prompt notice to the other Party and shall take reasonable steps to mitigate the effects of such force majeure condition on its performance. Upon cessation of such force majeure condition, the affected Party shall give like notice and commence performance hereunder as promptly as reasonably practicable.

Section 1.10—Governmental Compliance

        1.10.1    Each Party shall perform this Agreement in compliance with all applicable federal, state, county, and local laws, regulations, government agency orders or decisions and codes, and shall obtain permits and certificates where needed. In the event that such permits or certificates cannot be obtained, or in the event that legislative, regulatory, other legal action or changes in laws invalidate a material term(s) of this Agreement or adversely affects a Party's ability to perform a material term(s) of this Agreement, the Parties shall attempt to renegotiate a new term(s) as may be required to allow this Agreement to continue. In the event that such new term(s) cannot be renegotiated, and the ability of one or both Parties to perform this Agreement has been materially adversely affected, then, the Parties shall commence activities immediately for termination for this Agreement. It is understood by the Parties that the state commissions or the Federal Communications Commission ("FCC") may have jurisdiction over some of, or some portion of, the Service, and the Parties agree to abide by the terms of any applicable regulations, orders, decisions or tariffs approved or issued by either or both of such regulatory authorities.

        1.10.2    All obligations under this Agreement shall be performed in compliance with those statutes, government agency orders, and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age, or handicap. Certificates of compliance shall be provided upon request to evidence the compliance with all applicable laws, including but not limited to certification to provide telecommunications services in all applicable jurisdictions.

Section 1.11—Certain State and Local Taxes

Customer may provide AGSi with a valid tax exemption form which would exempt Customer, under applicable law, from taxes that would otherwise be paid by Customer. AGSi will invoice Customer for taxes that are not covered by tax exemption certificate properly filed with AGSi.

Section 1.12—Publicity

Each party shall obtain the prior written consent of the other Party prior to releasing any public announcements, press releases, sales brochures, advertising or other publicity materials relating to this Agreement in which the name or logo of such other Party is used or implied. Any such consent shall not be unreasonably withheld or delayed.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Section 1.13—Amendments; Waivers

Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed by an authorized representative of the Party against whom such amendment, waiver, or consent is claimed, in addition, no course of dealing or failure of a Party strictly to enforce any term, right, or condition of this Agreement shall be construed as a waiver of such term, right, or condition.

Section 1.14—Notices

All notices, demands, requests, elections or other communications herein provided to be given or which may be given by one Party to the other Party shall be made in writing and, except as otherwise provided herein, such notices, demands, requests, elections, or other communications shall be deemed to have been duly given when received. If hand delivered, any such notice, demand, request, election or other communication shall be deemed to have been received on the business day received; if sent by registered mail, return receipt requested, the date of receipt; if sent by overnight courier, the day after delivery to the courier; and if sent by electronic facsimile and followed by an original sent via overnight or first class mail, the date of confirmation of the facsimile; and in all cases shall be addressed as follows;

If to Customer:	If to AGSi:
Ciera Network Systems Inc.	AGSi
Robert Livingston	Manager—Contracts
2630 Fountainview, Suite 300	1221 Post Road East
Houston, TX 77257	Westport, CT 06880
Tel.: (713) 914-3850	Tel: (203) 845-9600
Fax: (713) 914-3870	Fax: (203) 221-8705

        The address to which such notices may be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Section. All notices sent hereunder, whether by mail, overnight courier, or personal delivery, shall be sent return receipt requested.

Section 1.15—No Rights to Third Parties

This Agreement shall not be deemed to provide third parties with any remedy, claim, right of action, or other right. Nor shall it be deemed to provide to Customer any remedy, claim, right of action, or other right with respect to any of AGSi's vendors.

Section 1.16—Severability

Without limiting the provisions of Section 1.10 hereof, if any term, condition, or provision of this Agreement is invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed, unless such construction would be unreasonable, as if not containing the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided however, in the event such invalid or unenforceable provision or provisions are material elements of this Agreement, the Parties shall promptly negotiate a replacement provision or provisions.

Section 1.17—Delegation and Assignment

        1.17.1    Each Party has entered into this Agreement because of its confidence in the other Party, which confidence is personal in nature. Neither Party may assign, transfer, or sell its rights under this Agreement, or delegate its obligations hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that such transfer or assignment

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shall only apply where there is no interruption of the use or location of service; and, provided, further, that each Party may subcontract work to be performed by it to the extent such Party subcontracts such work in the ordinary course of its own business, it being understood that notwithstanding any such subcontract, each Party shall remain liable for the prompt performance of its obligations under this Agreement.

        1.17.2    Subject to the above restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted assigns and successors.

Section 1.18—Change in Control

In the event of any change in control of a Party, such Party shall notify the other Party within thirty (30) days thereof. For the purposes of this Agreement, control is defined as (i) an entity having an ownership interest in a Party of more than 50%; or (ii) an entity in which a Party has an ownership interest of more than 50%.

Section 1.19—No Exclusivity

Nothing herein shall be construed to prohibit either Party from entering into similar arrangements with any third party, or to use its own assets and personnel for any legitimate business purpose.

Section 1.20—Entire Agreement

This Agreement including all Articles and Attachments constitutes the entire agreement between the Parties concerning the subject matter hereof. This Agreement supersedes any prior agreements, representations, statements, negotiations, understandings, proposals, and undertakings, oral or written, with respect to the subject matter hereof.

Section 1.21—Executed in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.22—Table of Contents and Headings

The Table of Contents, titles, and headings of Articles and Sections of this Agreement have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way define, modify, or restrict the meaning or interpretation of the terms or provisions of this Agreement.

ARTICLE 2

Section 2.1—Definitions

        2.1.1    "Ancillary Services" means services available via direct dialed calls originated from an Equal Access End Office including but not limited to directory assistance, Operator Services, and Casual Dialing, PIC changes, Muxing, ASRs.

        2.1.2    "ANI" shall mean a telephone number.

        2.1.3    "Billing Cycle" shall mean the AGSi billing cycle to which the Customer's account hereunder is assigned by AGSi (a full billing cycle equals one (1) calendar month).

        2.1.4    "Business Day" shall mean Monday through Friday, 8:00 am to 5:00 p.m. Connecticut Time, excluded nationally recognized holidays.

        2.1.5    "Calling Card Number" shall mean a number used for the Calling Card Services. This number is assigned to an end-user by the customer. It is normally a ten digit number that is used to bill the customer.

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        2.1.6    "CARE Record" Order record provided by the LEC that provides order status information and line information for each ANI.

        2.1.7    "Carrier Network" means interexchange carrier (IXC) or international carrier networks.

        2.1.8    "CDR" Call Detail Record that provides record for billing purposes.

        2.1.9    "CIC" means Carrier Identification Code which is used for routing and billing purposes.

        2.1.10    "Customer 800 Numbers" shall be 800 numbers ordered onto the AGSi Network by Customer for which customer has been appointed the Resp Org.

        2.1.11    "Dedicated Trunk Group" means private line circuits between an AGSi Network switch and an end user customer premises. Private line circuits are usually provided as DS1 or DS3 facilities.

        2.1.12    "Effective Date" shall be defined as the later of the date this agreement is executed by an authorized AGSi officer on the signature page hereof, or the date that the Customer's first customer is provisioned by the Network.

        2.1.13    "Electronic Exchange" means the file transfer protocol site established by AGSi for Customer's benefit whereby Customer may obtain its CDR's and review its CDR report.

        2.1.14    "End-Users" shall mean the customers of the Customer for which the Customer has submitted a service order that has been accepted by the AGSi Network pursuant to, and during the term of this Agreement.

        2.1.15    "Equal Access End Office" means central office switches in the local exchange carrier network that provide switched access to local access lines using FG D access services. These offices allow customers to choose their PIC for long distance services.

        2.1.16    "Feature Group D" or "FG D" means switched access service that uses FG D signaling, provides ANI and allows for presubscription to an interexchange carrier.

        2.1.17    "IC or IXC" shall mean Interexchange Carrier.

        2.1.18    "ICB" shall mean Individual Case Basis.

        2.1.19    "Interoffice Trunk Group" means a trunk group between a customer switch and an AGSi Network switch, which consists of a defined number of trunks within each group.

        2.1.20    "LEC" means Local Exchange Company. These companies provide local telephone services and access to the long distance networks.

        2.1.21    "LOA" means Letter of Agency and shall include any valid voice authorization of an End-User. This is used to verify that an End User has subscribed to the customer's service.

        2.1.22    [Reserved]

        2.1.23    "Network" shall be the entire facilities and switching equipment contracted by AGSi for the purposes of providing network services to the Customer.

        2.1.24    "Network Provider" means those companies contracted by AGSi to provide switching and transport services.

        2.1.25    "Payphone Surcharge" means the charges that are incurred whenever a Toll Free call is made from a payphone.

        2.1.26    "PIC" means Primary Interexchange Carrier. This is the carrier for which the End User subscribes to for long distance service.

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        2.1.27    "PICC" means the monthly recurring charges charged by the LEC to AGSi for ANIs that are PIC'd to the AGSi provided network.

        2.1.28    "PIC Change Charge" means the one time charge that a LEC charges for the transfer of an ANI from one long distance carrier to another.

        2.1.29    "POP" means point of presence.

        2.1.30    "Resp. Org." shall mean the "Responsible Organization". This is the entity responsible for managing and administering the account records in the 800 Service Management System Database.

        2.1.31    "Service Date" shall be defined as the date that first customer is activated for a service described in Section 2.2.

        2.1.32    "Signaling System Seven" ("SS7") means the protocol using the Common Channel Signaling Network.

        2.1.33    "Slamming" shall be defined as unauthorized changes of an end user's PIC as defined by FCC and state commission rules.

        2.1.34    "Switchback" shall be defined as the LEC feature for "No Fault" PIC disputes. Under this arrangement the LEC will immediately PIC an End User back to the original carrier and there is no slamming liability to the new carrier.

        2.1.35    "Termination Date" shall be defined as the date that all traffic and or services have been discontinued between the parties.

Section 2.2—Service Descriptions and Use of Service

        2.2.1    1+/Toll Free Switchless Non-CIC Service is a switched network service where the Customer's End Users direct dialed, 1+ long distance or toll free calls are switched and transported over the AGSi network. 1+ Customers may use their own CIC or the AGSi CIC for this service. 1+ Customers using the AGSi CIC will be aggregated with multiple customer usage on one CIC and all routing and Ancillary Services available with 1+ direct dialing will be provided in unison with other Switchless customers. Switchless Toll Free service provides call origination, transport and switched termination to the End User. CDRs are provided to the customer based on a list of approved ANIs identifying the customer's End Users. Customer obtains no property right or interest in the use of any specific type of facility, service, equipment, number, process, or code. All rights, titles and interest to such items remain, at all times, solely with AGSi. All PIC change charges shall be ordered to be billed directly to the End Users. Customer has the option to request to have PIC Change charges billed to AGSI. With that option the Customer will be responsible for paying the PIC change costs and must have on deposit with AGSi sufficient funds to cover PIC change costs before the orders will be submitted to the LEC under this option. PICC charges shall be billed for all lines shown as PIC'd to the AGSi network as of the last day of each month. Charges will be based on the line type indicator and the jurisdictional indicator as provided on the CARE record by the LEC. ANIs remain active PICs until AGSi receives an un-PIC order from the Customer or the LEC sends a CARE record indicating a change of PIC away from AGSi. Pricing for this service is detailed in Exhibit 1.

        2.2.2    1+/Toll Free Dedicated Service is a switched network service where the 1+ originating or 800 terminating access to the AGSi network is provided by a Dedicated Trunk Group from the customer's End User premises directly to the AGSi network. End Users originating 1+ long distance calls or terminating 800 calls are routed over the Dedicated Trunk Group and switched and transported over the AGSi network. CDRs are provided to the customer based on all usage originated and/or terminated over the Dedicated Trunk Group. Pricing for this service is detailed in Exhibit 1.

        2.2.3    Calling Card Service is a switched network service where the Customer's End Users can make calls from outside their home location and can access this service via an 800 number. End Users

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receive a Calling Card number for billing purposes to charge these calls to. End Users can make Intrastate, Interstate and International as part of this service. Pricing for this service is detailed in Exhibit 2.

        2.2.4    Carrier Toll Free Service is a switched network service where the customer can have traffic for an 800 Number originating from any domestic location, terminated over an Interoffice Trunk Group to a Customer switch location. Calls for a Customer 800 Number are switched and transported over the AGSi Network to the Customer designated Interoffice Trunk Group. CDRs are provided to the customer based on all usage for a Customer 800 Number. Pricing for this service is detailed in Exhibit 1.

        2.2.5    Carrier Termination Service is a switched network service where a Customer can have the originating traffic from a switch in its network terminated over an Interoffice Trunk Group to the AGSi Network and terminated to any domestic or international location. CDRs are provided to the customer based on all usage over this trunk group. Pricing for this service is detailed in Exhibit 1.

        2.2.6    SDN & DNS Services. AGSi agrees to provide SDN and DNS services to Customer on the same basis that these services were provided by AGSi to EqualNet under the EqualNet Agreement (a copy of which is attached hereto as Exhibit X) and under the transfer of services agreement entered into by EqualNet and AGSi pursuant to the same the services and rates provisions of which are hereby incorporated in this Agreement and made a part hereof as if here stated in full, subject to the provisions that follows; provided that AGSi hereby waives the $1,500 per week fee otherwise payable to it by Customer pursuant to Section 3.7 of the EqualNet Agreement and provided further that the Management Fee payable by Customer to AGSi under Exhibit A to the EqualNet Agreement shall be increased from five percent (5%) to ten percent (10%). For avoidance of doubt, with respect to timing, performance, payment, default remedies, as well as to all provisions not relating to SDN and DNS services and rates, the provisions contained in the text of this Agreement shall control those of the incorporated EqualNet Agreement provisions and those incorporated from the transfer of services agreement.

        2.2.7    The Services may be used for any lawful purpose by Customer.

        2.2.8    Recording of telephone conversations of Service provided by AGSi under this Agreement is prohibited except as authorized by applicable federal, state and local laws.

Section 2.3—AGSi Responsibilities

        2.3.1    AGSi shall coordinate with Customer the ordering and implementation of Services. Services furnished by AGSi may be interconnected with services or facilities of other communications common carriers and with private systems, subject to technical limitations established by AGSi. Interconnection with the services or facilities of other common carriers shall be under the applicable terms and conditions of this Agreement and agreements of the other common carriers with AGSi.

        2.3.2    AGSi shall coordinate and negotiate and arrange for transport facilities, circuits and switches for routing and transporting of all calls through the Network to provide end to end service for the Customer's End-Users. AGSi will make all reasonable efforts to provide Customer full service geographic coverage in a timely fashion for the domestic United States.

        2.3.3    AGSi shall provide and update an Operational Guide for all services offered under this Agreement. The Operational Guide shall contain information required to order, provision and maintain all services in this Agreement. It will include but is not limited to all forms, instructions, service availability locations and trouble reporting contacts required to provide and maintain service. The Operational Guide shall be updated on an as needed basis by AGSi.

        2.3.4    AGSi shall use it best efforts to provide Customer network services that maintain good quality that is reasonably acceptable to Customer. Customer reserves the right to terminate this

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agreement within ninety (90) days if AGSi cannot provide services that are reasonably acceptable to Customer. If Customer terminates this Agreement under this Section, Customer shall be responsible for payment of all services rendered up to the Termination Date as stated in Section 2.10 and for payment of all other amounts hereunder.

        2.3.5    AGSi shall provide all Customer's CDRs on a daily basis at the FTP site established for the Customer. The format and transport medium shall be mutually agreed upon between Customer and AGSi.

        2.3.6    AGSi will at Customer's request issue ASR's and or PIC changes to the Local Exchange Carrier. This service will include coordination of ordering and implementation of services. Prices for these services are included in Exhibit 3.

Section 2.4—Customer's Responsibilities

        2.4.1    Customer shall use its best efforts to solicit and market the Services in accordance herewith and with applicable law. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. Customer shall pay all its expenses in connection with its business and its use of these services hereunder. Customer shall provide its own billing and customer service to its End-Users.

        2.4.2    Customer shall obtain an LOA or other lawful authority from each End-User in compliance with applicable FCC and state regulations; provided that Customer must obtain a signed LOA or other lawful authority from each End-User utilizing 1+ or Toll Free service. Customer shall retain the signed LOAs and promptly make originals available upon request of AGSi, any LEC or any regulatory agency. Customer shall be responsible for all LEC PIC change charges that may be imposed on AGSi as a result of End-Users moving onto or off of the AGSi Network. AGSi shall use the Switchback option offered by the LECs in regard to any PIC dispute. Customer hereby expressly acknowledges and consents to the Switchback option and agrees to pay all passed-through charges in respect of the same, to the extent that the applicable LEC determines that no valid LOA exits for the ANI in question. Customer acknowledges and agrees that the Switchback option is being phased out by some LECs and may be entirely unavailable at a future date. Notwithstanding the foregoing, Customer shall remain liable to AGSi for all PIC dispute charges imposed without appeal by the LECs. Customer covenants to monitor Electronic Exchange and to respond promptly, and in no event later than forty five (45) days, to all 2218 postings or other postings indicating that an ANI or ANIs have been subject to Switchback by a LEC by obtaining and submitting to the relevant LEC a valid LOA for each ANI. The LECs determination that an LOA is not valid shall be dispositive as to Customer's obligation to reimburse the relevant PIC change charges to AGSi.

        2.4.3    To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to AGSi, the Services, its underlying network suppliers or the terms hereof, such statements or representations shall be true and not misleading.

        2.4.4    When applicable, Customer will be responsible for notifying each End User, in writing (or by any other means approved by the FCC) that: (i) a transfer charge will be reflected on such End-User's LEC bill for effecting a change in PICs, (ii) the entity name under which such End-User's interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the primary telephone number(s) to be used for maintenance and questions concerning such End-User's long distance service and/or billing. Customer shall send AGSi a copy of the documentation Customer uses to satisfy the above requirements promptly upon request. AGSi may change the foregoing requirements at any time in order to conform with applicable FCC and state regulations only. AGSi recognizes that Customer owns and maintains ownership of all Customer LOA's and fully understands the proprietary importance of the LOA information. Notwithstanding the foregoing however, Customer shall be solely responsible for ensuring that the transfer of End-Users to the AGSi Network conforms

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with applicable FCC and state regulations including, without limitation, the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing.

        2.4.5    Customer bears the sole responsibility for any and all Slamming incidents affecting Customer's End Users which may occur during the term of this Agreement. The only exception can be if an ANI shows usage against the Customer's traffic (CDRs) and no order nor LOA was received from Customer by AGSi for that ANI.

        2.4.6    Customer will maintain documents and records supporting Customer's resale of Service, including, but not limited to, appropriate and valid LOAs from End Users for a period of not less than twelve (12) months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify AGSi for any costs, charges or expenses incurred by AGSi, including reasonable attorney's fee, arising from disputed PIC selections involving Service to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC unless the exception stated in Section 2.4.1 applies.

        2.4.7    Customer shall interconnect, for only those services requiring network interconnection (800 Origination and Carrier Termination), to AGSi's Network Provider via the establishment of either DS1 or DS3 facilities from Customer's network. In no event will the untimely installation or non-operation of Customer facilities relieve Customer of its obligation to pay charges for billable elements of the Service provided by AGSi at the time such elements are provided. Customer shall ensure that the facilities or equipment provided by Customer are properly interconnected with the facilities or equipment of AGSi's Network Provider. If Customer maintains or operates the interconnected facilities or equipment in a manner which results or may result in harm to AGSi's Network Provider's facilities, equipment, personnel, or the quality of service, AGSi may, upon written notice, require the use of protective equipment at Customer's expense. Customer and AGSi shall mutually agree upon the equipment vendor will install. If this written notice fails to eliminate the actual or potential harm, AGSi may, upon written notice, terminate the existing Service of Customer from the affected location.

        2.4.8    Thirty (30) days prior to the Service Date Customer shall provide to AGSi a usage forecast, estimating Minutes of Use (MOU) originating by state, split intrastate versus interstate, and by country for terminating international traffic. Customer agrees to provide AGSi with forecasts of any significant traffic changes that fall outside of historical traffic patterns of the Customer's End-User usage. The Parties acknowledge that forecasts are not binding and will be used to engineer and size the network in order to provide the quality of service the Customer expects.

Section 2.5—Excluded ANIs

AGSI has the right to reject any ANI supplied by Customer using the Switchless Service for any of the following reasons: (i) AGSi is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located; (ii) a particular ANI submitted by Customer is not in compliance with AGSi's required format; (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located; (iv) Customer is in default of this Agreement; (v) Customer fails to cooperate with AGSi in implementing reasonable verification processes established by the FCC and state regulators; (vi) any other circumstance reasonably determined by AGSi which adversely affects AGSi's performance under this Agreement. In the event AGSi rejects an ANI, AGSi will use its best efforts to notify Customer within forty-eight hours of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI. Further, any ANI requested by Customer for Service may be deactivated by AGSi after five (5) days written notice to Customer if no Service billings relevant thereto have been generated in any prior period of three (3) consecutive calendar months.

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Section 2.6—Fraudulent Calling

Customer shall indemnify and hold AGSi harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature that may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is, or had been at the time of the call, an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels; provided that if the fraud originated within the AGSi network on an ANI or Calling Card for which no order or LOA file exists with AGSi or Customer, then, provided AGSi was given due notice and action time as set forth herein, AGSi shall not be indemnified by Customer. Customer must notify AGSi by voice, confirmed promptly by fax or e-mail, as soon as it has actual or constructive knowledge of actual or suspected fraud in respect of any Customer ANI or Calling Card, and AGSi's liability shall be limited to damages arising solely from any failure of AGSi to block or terminate the relevant ANI or Calling Card within thirty (30) minutes of notification Monday through Friday 8:30 a.m. to 5:30 p.m. New York time ("Business Hours") and within four (4) hours of notification holidays, weekends and at times other than Business Hours. Customer shall not be excused from paying AGSi for Service provided to Customer on the basis that fraudulent calls comprised a portion of the Service for any approved ANI or Calling Card except to the extent AGSi has failed, upon due notice and within permitted action time, to block or terminate the ANI or Calling Card referenced in the notice. In the event AGSi or its Network Providers discover fraudulent calls being made, or reasonably believes fraudulent calls are being made, nothing contained herein shall prohibit AGSi or its Network Providers from taking immediate action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANIs or terminating service to or from specific locations. AGSi shall use reasonable efforts to notify Customer in the event AGSi or its Network Suppliers take action upon discovery of fraudulent calls. All fraud contacts and procedures shall be included in the Operations Guide.

Section 2.7—Service Interruptions/Limits on Use

        2.7.1    AGSi and Customer shall agree to a single point of contact within each company, who shall be notified in cases of significant outage or severe degradation of the Service. For the purpose of this Agreement, "significant outage or severe degradation of the Service" shall mean the loss or blockage of Customer traffic. Trouble escalation procedures, to be agreed upon by the Parties, shall be implemented to resolve the outage or degradation as quickly as possible, it being understood that AGSi's priority shall be to restore the Service and in some cases this may delay AGSi's notification to Customer. Additionally, this single point of contact shall work on any operational issues that may occur. Each Party shall provide a list of escalation personnel and phone numbers to the other Party and this information shall be included in the Operational Guide.

        2.7.2    AGSi reserves the right to discontinue or limit Service when necessitated by conditions beyond its control including but not limited to when AGSi's vendors limit service to AGSi, or when Service is used in violation of provisions of this Agreement or the law.

Section 2.8—Modifications to AGSi's Service

AGSi shall notify Customer prior to implementing any modification to AGSi's Service that may materially affect the Service or Customer's access to the Service. AGSi will make all reasonable efforts to provide 72 hours prior written notice of such changes in advance. Such modifications shall be restricted to improvements and shall not materially change the nature of the Service. Any such modifications shall not change Customer's or AGSi's responsibilities under this Agreement unless the Parties have mutually agreed upon such changed responsibilities in writing. Notwithstanding the above, AGSi reserves the right to implement modifications that are required by circumstances beyond AGSi's control without such notification.

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Section 2.9—Ownership

All information now licensed/developed by AGSi or which may be licensed/developed by AGSi in connection with providing the Service to Customer shall remain the property of AGSi. Customer shall acquire no sublicense or other property rights in such Information by virtue of this Agreement or the provision of the Service hereunder. Except as otherwise stated herein the Customer retains ownership of all End User's, ANI's, LOA's, CIC and 800 numbers as are applicable, earned and paid for under this Agreement and that meet all federal, state and international regulatory guidelines.

Section 2.10—Compensation & Invoicing

        2.10.1 (a)    Customer shall complete a credit application. Upon AGSi's approval of the application, Customer's initial credit limit hereunder shall be *. The Parties agree that the terms used in this Section 2.10.1, to the extent not defined in this Agreement, shall have the definitions for the same provided by Article 9 of the Uniform Commercial Code in effect in the State of Connecticut of the Effective Date hereof.

        2.10.2    [Reserved.]

        2.10.3    Customer shall be billed for Services on a weekly basis via a Customer Invoice presented to it by fax with confirmed delivery. Each Customer Invoice shall be due and payable upon presentation of the same, but for the purposes of overdue interest and default only shall be due and payable in full within five (5) Business Days of the Invoice date. Any payment not received within said time shall be considered late and subject to a late penalty fee of one and one-half per cent (1.5%) per month until paid in full. AGSi shall invoice Customer via facsimile and there shall be daily postings of CDRs on the FTP site established for Customer. Each Customer Invoice shall detail: (i) the amount due AGSi for Services, and (ii) any other sums due AGSi hereunder. Each Customer Invoice will rate the Services at the then current AGSi rates. AGSi will provide a summary report with each Invoice that shall include minutes of use, rates applied and total charges, by service and by service area (state, LATA or country).

        2.10.4    If Customer disputes any amount invoiced, Customer shall make full payment of all disputed and undisputed amounts as set forth in the Customer Invoice, Customer must notify AGSi in writing of the dispute within sixty (60) days after presentation of the disputed Invoice. Customer shall include any documentation supporting its position in written notification. AGSi and Customer recognize the importance of resolving any disputes in a timely fashion. AGSi and Customer agree to make best efforts to resolve any dispute as soon as possible, in any event within thirty (30) calendar days. AGSi shall reflect any credits or adjustments relating to a settled disputed amount in the next invoice submitted to Customer after resolution. If the dispute is resolved in favor of the Customer, the AGSi will credit the disputed amount and pay interest charges of 1 1/2% per month on the disputed amount as a credit to the Customer on the next invoice. AGSi will pay the the interest on the disputed amount from the Due Date of the initial disputed invoice to the date the settled invoice is delivered.

        2.10.5    Each Customer Invoice shall be paid by Customer via wire transfer or certified check immediately available in U.S. funds. AGSi agrees that (i) the Customer Invoice date shall be the same day that the AGSi transmits via facsimile the Customer Invoice to Customer, and (ii) the Customer Invoice will be faxed to Customer on a Business Day during the Customer's business hours. Customer contacts and facsimile numbers shall be included in the Operational Guide.

        2.10.6    In the event Customer fails to pay any Invoice within five (5) Business Days, Customer will be in material breach of this Agreement. AGSi will permit Customer five (5) Business Days to cure said breach. If said breach occurs, or if Customer otherwise breaches this Agreement (and the breach remains uncured beyond any stated cure period herein), AGSi shall have the right in AGSi's sole discretion to take such action as AGSi deems necessary and appropriate, including but not limited to

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any or all of the following: (i) cease accepting or processing Customer's orders for the Services; (ii) cease Electronic Exchange; (iii) terminate this Agreement without liability to Customer, including cancellation of the Services to Customer and/or End Users; and (iv) pursue such other remedy or relief as may be appropriate, in AGSi's sole discretion.

        2.10.7    Customer acknowledges and agrees that time is of the essence with respect to the payment of Customer Invoices. Except as expressly set forth herein above, Customer shall have no opportunity to cure any failure by Customer to timely pay any Customer Invoice, absent a written agreement by AGSi. Customer further acknowledges and agrees as follows with respect to termination of this Agreement by AGSi for Customer's non-payment of any item or amount due AGSi hereunder except for any amount in dispute under Section 2.10.4, or any other breach by Customer of, this Agreement:

        2.10.7.1    That Customer shall not seek legal or equitable remedies, including without limitation, injunctive relief, that would require AGSi to continue providing the Services to End Users through the Customer while any monies due AGSi hereunder remain unpaid by Customer.

        2.10.7.2    That upon termination of this Agreement for reason of non-payment, AGSi has the right to immediately cancel or block the Services, within AGSi's sole discretion. Also, Customer shall be solely responsible for, and shall indemnify and hold AGSi harmless from, for any and all claims asserted by End Users or other third parties affected by AGSi's blocking or cancellation of the Services under the terms of this Agreement.

        2.10.7.3    That cancellation or blockage of the Services to End Users will have a negative impact on Customer's business for which AGSi will have no liability to Customer, or to anyone claiming by or through Customer.

        2.10.8    Within ten (10) Business Days after the Effective Date, Customer shall furnish to AGSi, and keep current during the term of this Agreement, valid and appropriate tax exemption certificates for all applicable jurisdictions (federal, state and local) in which Customer performs End User billing. Customer shall be solely responsible for properly taxing End Users and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend, indemnify and hold AGSi harmless from payment and reporting of all applicable federal, state and local taxes, including but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification shall include costs and expenses, including reasonable attorney's fees, incurred by AGSi in settling, defending or appealing any claims or actions brought against AGSi relating to said taxes. In the event Customer fails to provide and maintain the required certificates, AGSi shall have the right, but not the obligation, to charge Customer for applicable taxes.

Section 2.11—Future Service Enhancements

AGSi shall make future enhancements to the Services available to the Customer as enhancements become available to AGSi. Any rates or charges applicable to future Service enhancements shall be separately negotiated by the Parties, and along with any applicable terms and conditions, shall be evidenced in an Amendment to this Agreement, signed by both Parties. Customer is not obligated to accept such Service enhancements.

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Section 2.12—Service Development

If Customer wishes AGSi to perform work relative to the Service that is not specifically covered by this Agreement, Customer shall submit a written request to AGSi outlining its requirements, and AGSi shall respond with a written estimate of the time and cost necessary to perform the work effort along with any applicable terms and conditions. Upon written authorization by Customer, AGSi shall proceed with the work as outlined in its estimate. Any charges under this Section 2.12 are in addition to the charges set forth in the Exhibits and shall not constitute a price change under Section 2.11. In such event Customer shall be responsible for all unpaid charges plus all of AGSi's costs and expenses associated with the collection of said unpaid charges (including attorneys' fees).

Section 2.13—Price Changes

AGSi's Pricing for Services as described in Exhibits 1-6 are structured to provide the Customer competitive pricing. Rates are determined according to charges incurred by AGSi to provide Service. AGSi shall develop the Network and reduce Rates where AGSi deems it prudent and practical. AGSi may change the rates upon thirty (30) days prior written notice to the Customer. If the Rates ever incur an increase of over 5% in total for any Service used by the Customer as described in Section 2.2.1 the Customer reserves the right to execute a special termination option which will allow the Customer to terminate the Agreement upon sixty (60) days prior written notice to AGSi. Customer shall be charged the current Rates during the sixty (60) days notice to AGSi. Customer shall be charged the current rates during the sixty (60) day period. Notwithstanding the foregoing, the Customer acknowledges and agrees that international Rates are subject to price volatility and that therefore international Rates may be changed upon seven (7) days notice to the Customer, with a seven (7) day special termination option being held by the Customer in such case. The Customer shall be charged the old international Rates during the notice period.

[Signature page follows.]

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IN WITNESS WHEREOF the Parties have caused this Agreement to be validly executed by their duly authorized representatives.

CIERA NETWORK SYSTEMS INC.
By:	/s/ R. W. LIVINGSTON Robert Livingston Chief Executive Officer
ALLIANCE GROUP SERVICES, INC.
By:	/s/ JESS DIPASQUALE Jess DiPasquale Vice President

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Exhibit 1

Alliance Group Services Inc.

Rates and schedules CIC 5237 Pricing: LATA (Local Access Transport Area) and OC N (Operating Company Number) specific pricing.

*

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 2

Alliance Group Services Inc.

Calling Card Services

*

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 3

Alliance Group Services Inc.

Ancillary Charges

*

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 4

Alliance Group Services Inc.

Conference Calling

*

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 5

Alliance Group Services Inc.

Data Services

*

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 6

Alliance Group Services Inc.

Private Line Services

*

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EXHIBIT X TO ALLIANCE/CIERA AGREEMENT

SWITCHLESS RESALE OPERATOR AGREEMENT
FOR EQUALNET CORPORATION

        This Switchless Resale Operator Agreement ("Agreement") is effective this the 1st day of November, 1998 ("Effective Date"), by and between U.S. Republic Communications, Inc., a Texas corporation located at 4800 Sugar Grove Blvd., Ste. 500, Stafford, Texas, 77477, ("Provider") and EqualNet Corporation, a Delaware corporation, located at 1250 Wood Branch Park Drive, Houston, Texas 77079 ("Switchless Resale Operator" or "SRO"). The end user of the service is hereafter referred to as "Subscriber".

        WHEREAS, SRO desires to purchase the long distance telephone services and/or products described herein ("Services") from Provider; and

        WHEREAS, Provider agrees, subject to the terms and conditions set forth in this Agreement, to sell services to SRO for resale to Subscribers;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
GENERAL DESCRIPTION

        1.    Provider grants to SRO the right to sell its Services in accordance with the terms and conditions hereof and the terms and conditions as set forth in AT&T's Tariffs Nos. 1, 2, 9 and 11 (the "AT&T Tariffs") which is incorporated herein by reference. SRO will resell the Services supplied by Provider to Subscribers as a retail product, and provide Customer Service functions to its Subscribers. All Subscriber contact, including but not limited to customer service issues and billing, will be directly with SRO who shall function as a common carrier. SRO agrees to comply with all applicable rules and regulations concerning the resale of long distance services to Subscribers. This Agreement pertains to long distance subscriber traffic that SRO intends to bill direct.

ARTICLE 2
PROVIDER'S RESPONSIBILITY AND AGREEMENTS

        2.1.  Provider shall sell its Services as reflected on the attached exhibit at wholesale for resale by SRO to Subscribers as a retail service.

        2.2.  Provider shall provide SRO with monthly billing tapes or other mutually agreeable media so that SRO may bill Subscribers.

        2.3.  Provider's underlying carrier shall act as SRO's agent in the processing of PIC orders to the appropriate Local Exchange Carrier ("LEC").

ARTICLE 3
SRO's RESPONSIBILITIES AND AGREEMENTS

        3.1  SRO will purchase certain wholesale Services from Provider which shall be resold as a retail Service to its existing Subscribers. SRO agrees that no new Subscribers will be solicited for sale of Provider's Services.

        3.2  SRO shall be exclusively responsibility for billing Subscribers, unless otherwise agreed to in writing by the parties.

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1

        3.3  Unless otherwise agreed to in writing by the parties, SRO is responsible to Subscriber as the sole point of contact for customer service. Upon reasonable request by SRO, Provider agrees to assist SRO in customer service functions in support of SRO. In all instances, SRO shall be the exclusive point of contact to Subscriber for customer service functions.

        3.4  SRO is responsible for informing Provider of which telephone numbers and services have been sold.

        3.5  Provider will not be liable for fraudulent use of any services under the Tariffs, unless AT&T, as the underlying carrier, specifically agrees to defer payment on a disputed amount.

        3.6  SRO must obtain all necessary local, state and federal licensing and certification with respect to providing long distance service to Subscribers, including, if applicable, the filing of telecommunications tariffs with the Federal Communications Commissions ("FCC") and state utility commissions. SRO agrees to comply with all local, state and federal rules and regulations concerning the resale of long distance services to Subscribers, including, but not limited to the solicitation of Services to Subscribers. Copies of the above noted documentation shall be provided to Provider prior to SRO selling Provider's Services to Subscribers. SRO acknowledges that Provider is utilizing the AT&T network to provide Services and as such SRO shall comply with the terms conditions, and provisions of the AT&T Tariffs.

        3.7  As AT&T allows, SRO shall provide all operations in relation to its Subscribers and account maintenance. In the event that AT&T requests that this service be provided by Provider, SRO agrees to pay Provider the sum of * for software development necessary to maintain these accounts, and an additional fee of * per week for each week Provider performs this service during the term of this agreement.

ARTICLE 4
TERM

        4.    The term of this Agreement shall be month to month. This Agreement will be automatically renewed for successive thirty (30) day periods, unless either party notifies the other in writing of its intent not to renew the Agreement, not less than sixty (60) days prior to the requested termination date.

ARTICLE 5
SERVICES

        5.    Attached to this Agreement are exhibits which contain wholesale products and/or services with associated pricing. SRO agrees to the terms, conditions and limitations of the services described in the attached exhibits. SRO further agrees to all the terms, conditions and limitations of all future wholesale products and/or services which may be added to this Agreement.

ARTICLE 6
ACCOUNTING

        6.1  Provider shall provide SRO a statement of account, concerning the transactions (calls), billing minutes, etc. of Subscribers via acceptable media, via facsimile on a monthly basis for each billing cycle. Provider will allow SRO to receive weekly call tapes from AT&T for funding purposes only. SRO shall pay Provider for monthly billing tapes via wire transfer of funds to an account designated by Provider, within five (5) business days of the receipt of the facsimile by SRO, as confirmed by Provider's facsimile machine, at the appropriate rates (see attached Exhibit) prior to delivery of the current

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2

period's billing tape. Provider reserves the right to require a credit facility from SRO in order to secure the account receivable where necessary, due to SRO's credit and/or payment history.

6.2 (a)    Provider acknowledges that SRO receives funding from RFC Capital Corporation ("RFC") from the weekly billing tapes to be provided by Provider. RFC agrees to pay directly to Provider and on behalf of SRO during the first four (4) weeks of each calendar month, the full amount of any advance otherwise payable to SRO during each such week, up to an amount equal to one fourth (1/4th) of SRO's prior monthly bill for services billed by AT&T to Provider for SRO's customers' traffic (the "Prepayments"). In the event the amount of funding during any week is less than one fourth (1/4th) of SRO's prior monthly bill for such services, any shortfall will be carried over and paid from any funding during the following week.

        (b)  Prior to delivery of the monthly billing tape, a "reconciliation" of amounts owing for the traffic represented by the call records of such tape will be made, with SRO receiving credit for the Prepayments for the month of usage and Provider being entitled to receive any difference between the amount due to Provider hereunder for such traffic and the amount of the Prepayments. Payment for the monthly tape will be made within five (5) business days of the receipt of the facsimile by SRO as described in Section 6.1 above.

        (c)  For the month of November, 1998, the parties agree that the estimate of * shall be used as the amount of Prepayments to be made, * during each of the first four (4) weeks of said month. Upon the receipt of an invoice for each month subsequent to November, 1998, Provider will send via facsimile copy of such invoice to RFC at (614) 229-7980. Subsequent thereto, the amount of the prepayments shall be adjusted to equal one fourth (1/4th) of the most recent invoice amount.

        (d)  RFC joins in the execution of this agreement for the sole purpose of acknowledging that if recognized the agreement of the parties to the making of these payment arrangements, and to indicate its receipt of instructions to not change these payment arrangements unless and until it has received alternative payment instructions duly signed by authorized representatives of both Provider and SRO.

        6.3  SRO assumes all responsibility for the timely assessment, collection, and remittance of all sales, excise and other telecommunications taxes. SRO agrees to file all necessary tax returns in a timely manner for taxes that are collected by SRO. SRO further agrees to supply Provider with true and correct copies of its federal excise tax exemption certificate and all state sales and use tax exemption certificates for the various jurisdictions in which SRO provides service.

        6.4  All requests by Subscribers to Provider to credit certain Subscribers' accounts for billing errors, misrated calls, non-completed calls, disputed installation shall be referred to SRO for resolution.

ARTICLE 7
NETWORK USAGE

        7.1  Any increase in rates imposed by AT&T or any regulatory body paid by Provider for originating or terminating access, or any fees and/or charges are imposed upon Provider by agencies and/or associations, in connection with the Services, will be passed through to SRO. Provider has the right to pass through any increases, fees and charges. Otherwise, Provider agrees not to increase any offered rates. In addition to said increases, fees and charges, Provider will assess SRO Federal Universal Service Fund charge based on a percentage of SRO's monthly usage of Provider's Service, unless SRO executes the Federal Universal Service Fund Exemption Certification of a form set out in attached Exhibit B and continues to provide the required FCC form as set forth in Section 6 of said Exhibit B.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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        7.2  All wholesale per minute network usage charges are billed as reflected in the attached Exhibits. Each call shall have a minimum call length as specified in the various product offerings according the Tariffs.

        7.3  Provider's time of day periods associated with its message telecommunications services consist of standard time of day periods as established in its tariffs on file with applicable state and federal regulatory agencies.

        7.4  SRO acknowledges that it shall remain the Service Provider to Subscribers and that Provider is only providing the underlying network through its contractual arrangement with AT&T.

ARTICLE 8
TERMINATION

        8.1  Provider shall have the absolute right to immediately terminate this Agreement in the event that any of the following breaches occur and SRO fails to cure such breach within ten (10) days (except, in the case of subsection (C), SRO shall have no right to receive notice of breach or opportunity to cure except as may be determined on a case by case basis at Provider's sole discretion):

        (a)  any material misrepresentation by SRO concerning any Subscriber or prospective Subscriber or Services or any other matter pertaining to or arising out of this Agreement;

        (b)  SRO's violation of any of the material terms or provisions of this Agreement;

        (c)  any indebtedness owed to Provider by SRO is not paid when due;

        8.2  SRO acknowledges that in the event of non-payment by SRO as set forth in Article 6, Provider may immediately terminate this Agreement and Provider's may at its sole option, either bill Subscribers directly or elect to purchase the Subscribers as set forth in Article 6 herein.

        8.3  Written notice of termination pursuant to this Article must be provided by Provider in accordance with Article 13 of this Agreement.

ARTICLE 9
NONDISCLOSURE

        9.1  During the term of this Agreement and for all time thereafter, SRO, or its representatives, may not disclose or divulge to any person or entity, for its own benefit or the benefit of any third party, or use directly or indirectly, any information which, in good faith and good conscience ought to be treated as confidential information, including without limitation, the terms of this Agreement, Provider's pricing structure, or any other confidential information or trade secrets respecting the business or affairs of Provider which SRO may acquire in connection with its relationship to Provider or as a direct or indirect result of this Agreement. In the event of any actual or threatened breach of the obligations set forth in this Article, Provider shall be entitled to injunctive relief restraining the SRO from the breach or threatened breach thereof; provided, however, that nothing contained herein may be construed as prohibiting Provider from pursuing any other remedies available at law or in equity.

        9.2  SRO recognizes and agrees that Provider owns or otherwise has a proprietary interest in certain information which is of a special, unique or non-public nature, including, but not limited to, trade secrets; information relating to its business plans, operations and affiliations; marketing information; personnel matters; computer software; and other information relating to Provider, its suppliers, customers and affiliates (herein collectively referred to as "Confidential Information"), and that Provider has disclosed or may hereafter disclose to SRO some or all of such Confidential Information incident to the performance of SRO's obligations under this Agreement. SRO shall

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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preserve in confidence all Confidential Information, and shall not reveal or otherwise disclose the content or existence of Confidential Information to persons not authorized in writing by Provider to receive same, and shall take all reasonable steps necessary to prevent unauthorized parties from obtaining Confidential Information in SRO's knowledge or possession. In the event of inadvertent disclosure of Confidential Information, SRO shall promptly notify Provider and shall take necessary steps to prevent further inadvertent disclosure. SRO shall not make or permit to be made copies, abstracts, or summaries of Provider reports, papers, or documents, except in pursuance of SRO's obligations hereunder, and for the sole use and account of Provider.

        9.3  SRO shall restrict access to Confidential Information to employees and subcontractors on a need to know basis, and only in order to perform any service or analysis necessary to fulfill SRO's obligations. Any such employees and subcontractors shall be notified of the proprietary nature of Confidential Information and their duty to maintain the strict confidentiality of such Confidential Information. Title to all copyrighted works shall remain in Provider. SRO agrees not to alter or remove any copyright notes or other proprietary notice on the information supplied by Provider and to reproduce such notices in any copies furnished to Subscribers or potential Subscribers.

        9.4  Notwithstanding the above, Confidential Information shall not be deemed to include any information which: (i) is or becomes available to the public through no action on the part of SRO; (ii) is already in the possession of SRO and is not subject to a nondisclosure agreement; or (iii) is received from a third party without restriction, and without breach of this or any other Agreement.

        9.5  The obligations of this Article 9 shall survive the expiration or termination of this Agreement.

ARTICLE 10
INDEMNIFICATION

        10.1 Provider hereby agrees to indemnify and hold harmless Provider and its agents, employees, officers, directors, attorneys, successors and assigns from any and all suits, actions, or claims of any type, character or description (including necessary, related costs and expenses, and reasonable attorneys' fees) brought or made for or on account of any injuries or damages received or sustained by any person or persons or property, provided such damages are proximately caused by the willful acts of the Provider its agents, subcontractors, attorneys, officers, directors, employees, successors or assigns, or Provder's breach of the Agreement, including, but not limited to, any unauthorized PIC change of Subscribers.

        10.2 SRO hereby agrees to indemnify and hold harmless Provider and its agents, employees, officers, directors, attorneys, successors and assigns from any and all suits, actions, or claims of any type, character or description (including necessary, related costs and expenses, and reasonable attorneys' fees) brought or made for or on account of any injuries or damages received or sustained by any person or persons or property, provided such damages are proximately caused by the willful acts or negligence of the SRO, its agents, subcontractors, attorneys, officers, directors, employees, successors or assigns, or SRO's breach of the Agreement, including, but not limited to, any unauthorized PIC change of Subscribers.

        10.3 SRO agrees to hold harmless and indemnify Provider, its agents, subsidiaries, officers, directors, employees, attorneys and assigns from any and all claims of third parties arising from acts, whether willful, negligent, intentional, or fraudulent, that may be committed by SRO, its agents, subcontractors, attorneys, employees, or representatives, and specifically any and all suits or claims brought as a result of any and all solicitation practices, or based upon alleged non-compliance with governmental and regulatory rules and regulations.

        10.4 The party receiving indemnification will notify the other party promptly of any such suit, claim or action and the indemnifying party will promptly undertake the defense thereof. The indemnified

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5

party shall cooperate fully in the defense thereof. The party receiving indemnification shall not compromise or settle any such suit, claim or action without the prior written consent of the party indemnifying.

        10.5 The obligations of this Article 10 shall survive the expiration or termination of this Agreement.

ARTICLE 11
LIMITATION OF LIABILITY

        11.1 Neither party nor its affiliates, subsidiaries, suppliers, parent corporation(s), nor any of its parents, affiliates or subsidiaries shall be liable to the other party or any third party for any special, indirect, incidental, or consequential damages (including lost profits) arising from or relating to this Agreement, including without limitation damages claimed as a result of failure or delay of Provider in approving prospective customers, or damages claimed as a result of any temporary or permanent failure of the availability or performance of Provider's services. Provider's liability for all claims of any kind arising out of or related to this Agreement, whether based in contract, tort (including without limitation, strict liability and negligence), warranty or on other legal or equitable grounds shall be limited solely to money damages and shall not exceed the amount due to Provider by SRO for services rendered.

        11.2 SRO or any of its representatives are prohibited from making any unauthorized PIC Change of Subscriber. If SRO submits an order that is not in compliance with these provisions, Provider may, at its sole discretion, immediately terminate this Agreement. In the event that charges, fine, penalties or any type of assessments are assessed to Provider by any LEC, regulatory agency or any other entity as a result of any unauthorized PIC Change submitted by SRO, SRO shall remit full payment of said amount to Provider immediately.

        11.3 The obligations of this Article 11 shall survive the expiration or termination of this Agreement.

ARTICLE 12
NOTICE AND DEMANDS

        12.1 Except as otherwise provided under this Agreement, all notices, demands, or requests which may be given by any party to the other party must be in writing delivered in person or deposited, postage prepaid, in the United States mail via certified mail, return receipt requested, and shall be deemed duly received when delivered, if personally delivered, or three (3) Business Days after the date mailed if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the addresses listed in Article 12.3. If personal delivery is selected as a method of notice under this Article, a receipt reflecting such delivery shall be obtained.

        12.2 It is the obligation of each party to give notice to the other party of any change of address in accordance with the provisions of Article 12.1.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6

        12.3 Pursuant to this Agreement, all notices, demands, or requests submitted in writing shall be made to the addresses of the parties as follows:

Provider	SRO
U.S. Republic Communications, Inc.	EqualNet Corporation
4800 Sugar Grove Blvd., Suite 500	1250 Wood Branch Park Drive
Stafford, Texas 77477	Houston, Texas 77079
Attention: T. Gary Remy, President	Attention: David Kerr, CFO
Fax: 281-276-7989	Fax: 281-529-4686
RFC
RFC Capital Corporation
130 East Chestnut Street, Suite 400
Columbus, OH 43215-2519
Attention: Mark Quinlan, Vice President
Fax: 614-229-7980

ARTICLE 13
DEFINITIONS

Subscribers—The term shall be used herein to describe the individuals, corporations, partnerships or other entities to whom the SRO sells long distance telecommunicatios services to at retail.

Services—The term shall be used herein to collectively describe the wholesale long distance telecommunications services and/or products, specifically listed on the attached exhibits, which are authorized by provider for sale to SRO for resale at retail to Subscribers.

Primary Interexchange Carrier ("PIC")—The term shall be used herein to describe the interexchange carrier designated by Subscriber to provide interLATA service automatically (i.e., 1-plus dialing) without requiring a Subscriber to dial a unique access code for a designated carrier on a per call basis.

PIC Change—The term shall be used herein to describe Subscribers authorization to have Provider's underlying provider become the Subscriber's PIC.

ARTICLE 14
ASSIGNMENT AND TRANSFER

        14.  This Agreement shall be binding on Provider and SRO and its respective successors and assigns.

ARTICLE 15
SEVERABILITY AND CONFLICTING PROVISIONS

        15.  If any term, provision, covenant, or condition of this Agreement is held by a court or regulatory body of competent jurisdiction to be invalid, void, or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Further, should any provisions of this Agreement ever be reformed or rewritten by a court or regulatory body, those provisions as rewritten will be binding, but only in that jurisdiction, on the parties as if contained in the original Agreement.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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ARTICLE 16
FORCE MAJEURE

        16.  Provider shall not be liable for, and is excused from, any failure to perform or for delay in the performance of its obligations under this Agreement due to causes beyond its reasonable control, including without limitation, interruptions of power or communications services, failure of Provider's suppliers or subcontractors, acts of nature, governmental actions, fire, flood, natural disaster, or labor disputes.

ARTICLE 17
COUNTERPARTS

        17.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 18
SURVIVAL

        18.  The covenants contained in this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement.

ARTICLE 19
ATTORNEY'S FEES

        19.  If it becomes necessary for one party to commence an action in law or at equity against the other for failure to abide by any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover all costs, including reasonable attorneys' fees associated with the action. Such relief is in addition to any other relief which may be awarded to the prevailing party.

ARTICLE 20
GOVERNING LAW

        20.  This Agreement shall be construed under the substantive laws of the State of Texas without regard to conflict of law provisions; and venue shall be proper only in Dallas County, Texas.

ARTICLE 21
ENTIRE AGREEMENT AND AMENDMENT

        21.  This Agreement, together with any Exhibits or Addenda attached hereto, represents the entire Agreement between the parties relating to the subject matter hereof. No other representations, statements, or Agreements between the parties shall be binding, unless in writing and signed by an authorized representative of each of the parties to this Agreement. This Agreement can only be amended by the parties in writing, executed by the party against whom enforcement of any amendments may be sought.

ARTICLE 22
WAIVER

        22.  The waiver of any term under this Agreement by either party is not a waiver of any other term or the waiver of the same term at any other time. No delay or failure of either party in exercising any rights hereunder and no partial or single exercise thereof will be deemed to constitute a waiver of such right or any other rights hereunder. Any waiver must be in writing and signed by the party making the waiver.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

8

ARTICLE 23
HEADINGS

        23.  The article headings of this Agreement are used for convenience and shall not be used to construe or interpret the substance of this Agreement.

ARTICLE 24
AUTHORITY

        24.  Each party represents and warrants to the other that (i) it has all necessary power and authority to enter into and perform this Agreement in accordance with its terms, and (ii) the making of performance of this Agreement by such party does not and will not violate the provisions of any other agreement or instrument to which such party is a party or by which it is bound.

ARTICLE 25
VALIDITY OF AGREEMENT

        25.  This agreement is subject to the approval of the U.S. Bankruptcy Court, Southern District of Texas. EqualNet agrees to promptly submit this agreement for approval upon proper notice. In the event that such approval is not obtained on or before January 15, 1998, then at the option of U.S. Republic Communications, Inc., this agreement shall immediately terminate.

Provider: U.S. Republic Communications, Inc.	SRO: EqualNet Corporation
By: /s/ T. GARY REMY	By: /s/ MITCHELL H. BODIAN

T. Gary Remy, President	Mitchell H. Bodian, President
Date: 10/30/98	Date:

RFC Capital Corporation joins in the execution of this agreement for the limited purposes described and set forth in Article 6.

RFC CAPITAL CORPORATION

By:	/s/ MARK QUINLAN Mark Quinlan, Vice President

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9

EXHIBIT A

Rates and Charges

        The Recurring and Nonrecurring Rates and Charges for the Services provided pursuant to this Agreement are the same as the undiscounted Recurring and Nonrecurring Rates and Charges as described and defined in AT&T Tariff F.C.C. Nos. 1, 2, 9 and 11, as amended from time to time, except as follows. AT&T reserves the right the increase from time to time the rates for Services under this Agreement, regardless of any provisions that would otherwise stabilize rates or limit rate increases, relating to charges or payment obligations imposed on AT&T stemming from an order, rule or regulation of the Federal Communications Commission or a court having competent jurisdiction, concerning: (i) payphone use charges, (ii) universal service fund ("USF") charges, and (iii) presubscribed interexchange carrier charges ("PICCs") or as otherwise needed to recover amounts it is required by governmental or quasigovernmental authorities to collect from or pay to others in support of statutory or regulatory programs. AT&T will make rate adjustments under this provision as necessary.

AT&T SDN Services

(1)
Base Discounts—The SRO will receive the following discounts, each month, in lieu of those specified for the AT&T SDN Term and Volume Plan (TVP) in AT&T Tariff F.C.C. No. 1. These discounts will be applied to qualified AT&T SDN Gross Monthly Usage Charges (GMUC) in the same manner as the TVP specified in AT&T Tariff F.C.C. No. 1, as amended from time to time.

(A) Qualified AT&T SDN Gross Monthly Usage Charges	Discount
All Gross Direct Dialed AT&T SDN—Domestic Intrastate Usage	*
(B) Gross Direct Dialed AT&T SDN International Usage	Discount
All Gross Direct Dialed AT&T SDN—International Usage	*
(2)
Interstate Usage—Qualified AT&T SDN Gross Monthly Usage Charge for domestic direct dialed interstate usage will be * per minute.

AT&T DNS Services

(1)
Base Discounts—The following discounts for AT&T DNS are applied to AT&T DNS usage charges in the billing month in which the AT&T DNS charges are billed. The following discounts will be applied, each month, using the same method as specified in Section 6.12 of AT&T Tariff F.C.C. No. 1 (Method of Determining Discount).

(A)
The SRO will receive the following discounts, each month, on all domestic Intrastate direct dialed (1+) AT&T DNS monthly gross usage charges: * discount on all amounts.

(B)
The SRO will receive the following discounts, each month, on international direct dialed (1+) AT&T DNS monthly gross usage charges * discount on all amounts.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10

(2)
Interstate Usage—Qualified AT&T DNS Gross Monthly Usage Charge for domestic direct dialed interstate usage will be * per minute.

Management Fee

        Provider will add a management fee equal to * of the total charges, adjusted for discounts, under this Exhibit for every periodic billing tape.

EXHIBIT B CERTIFICATION OF UNIVERSAL SERVICE EXEMPTION
CUSTOMER NAME:	EqualNet Corporation	("Customer")
CUSTOMER ADDRESS:	1250 Wood Branch Park Drive Houston, Texas 77079

Customer hereby requests an exemption from payment of any charges assessed by U.S. Republic Communications, Inc. ("Provider") due to contribution to the Universal Service Fund (USF) established by the Universal Service Order issued by the Federal Communications Commission (FCC). Customer is required to contribute, pursuant to Section 254 of the Communications Act (47 U.S.C. §254) and implementing regulations, rules and Orders, to the universal service support mechanisms. Customer represents and certifies as follows:

1.
That Customer is either a telecommunications carrier that provides interstate telecommunications service to the public for a fee in a common carrier basis, or a private service provider that offers interstate telecommunications service to others for a fee on a non-common carrier basis.

2.
That customer is acquiring services from Provider for resale to end user customers, i.e., not for its own internal use.

3.
That Customer has filed a Universal Service Worksheet (FCC Form 457) with the Universal Service Administrator for the period of January 1997-December, and will continue to file such Worksheets or other forms or documentation as required by the FCC from time to time. By virtue of such filing, Customer has qualified and will continue to qualify as an entity not subject to Provider's USF related charges.

4.
That Customer acknowledges that Provider's determination of exemption will be based upon the information provided by Customer in this Certification. In the event Provider exempts Customer from the payment of these Provider USF related charges (in whole or in part) based upon the information, representations and certifications contained in this Certification, and Provider thereafter determines that the exemption was granted based upon Customer's false, inaccurate or erroneous information, then Provider may bill Customer for the Universal Service Fund charges that were not billed as the result of the exemption. Accordingly, if Customer does not provide accurate or timely information to Provider, Customer may be responsible for payment to both Provider and to the Universal Service Administrator for its contribution to universal service support mechanisms.

5.
That the individual named below is an officer of Customer and is duly authorized by Customer to make the representations and certifications contained herein on behalf of Customer.

CUSTOMER
EqualNet Corporation

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

11

By: Dean H. Fisher

Name: Dean H. Fisher
Title: Vice President
Date: October 31, 1998

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12

Alliance Group Services, Inc.
Contract Pricing to Ciera Network Systems

        * 33 pages

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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TABLE OF CONTENTS
Alliance Group Services Inc.
Alliance Group Services Inc. Calling Card Services
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Alliance Group Services Inc. Data Services
Alliance Group Services Inc. Private Line Services
EXHIBIT X TO ALLIANCE/CIERA AGREEMENT SWITCHLESS RESALE OPERATOR AGREEMENT FOR EQUALNET CORPORATION
ARTICLE 1 GENERAL DESCRIPTION
ARTICLE 2 PROVIDER'S RESPONSIBILITY AND AGREEMENTS
ARTICLE 3 SRO's RESPONSIBILITIES AND AGREEMENTS
ARTICLE 4 TERM
ARTICLE 5 SERVICES
ARTICLE 6 ACCOUNTING
ARTICLE 7 NETWORK USAGE
ARTICLE 8 TERMINATION
ARTICLE 9 NONDISCLOSURE
ARTICLE 10 INDEMNIFICATION
ARTICLE 11 LIMITATION OF LIABILITY
ARTICLE 12 NOTICE AND DEMANDS
ARTICLE 13 DEFINITIONS
ARTICLE 14 ASSIGNMENT AND TRANSFER
ARTICLE 15 SEVERABILITY AND CONFLICTING PROVISIONS
ARTICLE 16 FORCE MAJEURE
ARTICLE 17 COUNTERPARTS
ARTICLE 18 SURVIVAL
ARTICLE 19 ATTORNEY'S FEES
ARTICLE 20 GOVERNING LAW
ARTICLE 21 ENTIRE AGREEMENT AND AMENDMENT
ARTICLE 22 WAIVER
ARTICLE 23 HEADINGS
ARTICLE 24 AUTHORITY
ARTICLE 25 VALIDITY OF AGREEMENT
EXHIBIT A
Alliance Group Services, Inc. Contract Pricing to Ciera Network Systems